EXHIBIT 3.2

BY-LAWS OF SOTHEBY’S

(a Delaware corporation, the “Corporation”)

(adopted as of March 31, 2006)

ARTICLE I

Stockholders

          Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of Directors, and, subject to Section 1.12 of these By-Laws, to conduct such other proper business as may be brought before the meeting, at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors.

          Section 1.2. Special Meetings. Subject to the rights of holders of shares of any class or series of Preferred Stock in respect of meetings of the holders of such shares, special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, if any, the President and Chief Executive Officer, the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of such special meeting.

          Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given in writing or by electronic transmission in accordance with applicable law to each stockholder of record entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of such stockholder as it appears on the records of the Corporation.

          Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time by the chairman of such meeting, whether or not there is a quorum present at such meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.5. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of capital stock of the Corporation having a majority of the votes that could be cast by the holders of all outstanding shares of capital stock of the Corporation entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the chairman of such meeting may adjourn the meeting from time to time in the manner provided in Section 1.4 of these By-Laws until a quorum shall attend. Shares of capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for purposes of determining whether a quorum is present at any meeting of stockholders; provided, however, that the foregoing shall not limit the right of the Corporation to vote capital stock, including but not limited to its own capital stock, held by it (or any other corporation) in a fiduciary capacity. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President and Chief Executive Officer, or in the absence of the President and Chief Executive Officer by any Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

          Section 1.7. Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation of the Corporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock of the Corporation held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election. At all meetings of stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect Directors. All other matters considered at a meeting of stockholders shall, unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, be decided by a majority of the votes that could be cast by the holders of all outstanding shares of capital stock of the Corporation entitled to vote thereon that are present in person or by proxy at such meeting (assuming that a quorum is present).

          Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock of the Corporation or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares of capital stock of the Corporation registered in the name of each stockholder. Nothing in this Section 1.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors held at a place, or to open such a list to examination on a reasonably accessible electronic network during any meeting for the election of directors held solely by means of remote communication, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to which stockholders are entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

          Section 1.10. No Action By Consent of Stockholders. No action required to be taken or that may be taken at an annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to take action by consent in writing, without a meeting, is expressly denied.

          Section 1.11. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as may be adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

          Section 1.12. Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.12. For business to be properly brought before an annual meeting by a stockholder of record, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and, if applicable, the beneficial owner on whose behalf the stockholder is acting, (iii) the class and number of shares of capital stock of the Corporation that are owned of record by the stockholder, and, if applicable, beneficially by the beneficial owner, and (iv) any material interest of the stockholder or, if applicable, the beneficial owner in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.12. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.12, and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

          Section 1.13. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 1.13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such persons’ written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 1.13. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded.

          Section 1.14. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.14, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.14. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.13 of these By-Laws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

ARTICLE II

Board of Directors

          Section 2.1. Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders. The Board of Directors may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. No decrease in the number of authorized directors shall shorten the term of any incumbent Director.

          Section 2.2. Election; Resignation; Vacancies; Removal. The Board of Directors shall initially consist of the persons named as Directors by the incorporator, and each Director so elected shall hold office until such Director’s successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect Directors each of whom shall hold office until such Director’s successor is elected and qualified. Any Director may resign at any time upon written notice to the Corporation. Any newly created Directorship or any vacancy occurring in the Board of Directors for any cause may be filled solely by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum or by a single remaining Director, and each Director so elected shall hold office until such Director’s successor is elected and qualified. Subject to the rights of holders of shares of any class or series of Preferred Stock with respect to such class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, either with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

          Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and, if so determined, notices thereof need not be given.

          Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the President and Chief Executive Officer, the Secretary, or any other Director. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting, unless such notice is waived by each Director who is not present for such special meeting.

          Section 2.5. Telephonic Meetings Permitted. Directors, or any member of any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

          Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors (including any vacancies) shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these By-Laws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President and Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 2.8. Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or paper evidence of the electronic transmission are filed with the minutes of proceedings of the Board of Directors or such committee.

          Section 2.9. Compensation. By resolution of the Board of Directors an annual or other fee as well as a fixed sum and expenses may be allowed for service as a member of the Board of Directors, for attendance at each annual or special meeting of the Board of Directors and for attendance by a member of such committee at each meeting of any committee designated by the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

Committees

          Section 3.1. Committees. The Board of Directors may by resolution designate one or more committees, each committee to consist of one or more of the Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

          Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-Laws.

ARTICLE IV

Advisory Committee

          Section 4.1. Advisory Committee: Constitution and Powers. The President and Chief Executive Officer, in consultation with the Chairman of the Board, if any, may designate an advisory committee (to be known as the “Advisory Committee” or “Advisory Board”), the members of which need not be Directors but shall be prominent members of the art or business communities of the world. The Advisory Committee and its members shall advise the Corporation as to matters relating to conditions in the national and international art markets and shall recommend actions that the Corporation may take in respect thereto. The compensation, if any, of the members of the Advisory Committee shall be fixed from time to time by the President and Chief Executive Officer, in consultation with the Chairman of the Board, if any. The Advisory Committee, as such, shall have no rights, powers, duties, authority, or responsibilities in respect of the Corporation or its shareholders but shall be entitled to all of the indemnifications to which a member of the Board of Directors is entitled.

          Section 4.2. Meetings of Advisory Committee. Meetings of the Advisory Committee shall be held at such time(s) and place(s), as shall from time to time be determined by resolution of the Advisory Committee or by its chairman, who shall be elected by the Board of Directors or appointed by the President and Chief Executive Officer. In case the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding day, not a legal holiday, at the same hour.

          Section 4.3. Vacancies in Advisory Committee. Any newly created memberships and vacancies occurring in the Advisory Committee may be filled by the President and Chief Executive Officer, in consultation with the Chairman of the Board, if any.

ARTICLE V

Officers

          Section 5.1. Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Chief Executive Officer and a Secretary. The Board of Directors may also choose a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice Presidents (who may be further designated as Executive Vice Presidents or Senior Vice Presidents), one or more Assistant Secretaries, a Chief Financial Officer, a Treasurer and one or more Assistant Treasurers and such other officers as the Board of Directors may from time to time determine. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until such officer’s successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

          Section 5.2. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE VI

Stock

          Section 6.1. Stock Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President and Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number and class of shares of capital stock of the Corporation owned by such stockholder; provided that the Board of Directors may provide by resolution that some or all classes of its capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          Section 6.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          Section 6.3. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VII

Indemnification

          Section 7.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it currently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and estate of such person), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such action, suit or proceeding provided such person shall have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification of Directors and officers of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater than or different from that provided in this Article VII.

          Section 7.2. Actions by or in the Right of the Corporation. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it currently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a Director or officer of the Corporation, or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided such person shall have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Delaware Court of Chancery or such other court shall deem proper.

          Section 7.3. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) of any person entitled to indemnification pursuant to Section 7.1 of these By-Laws or the Certificate of Incorporation of the Corporation incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a Director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Director or officer to repay all amounts advanced if it should be ultimately determined that the Director or officer is not entitled to be indemnified under this Article VII or otherwise. The Corporation may, to the extent authorized from time to time by the Board, grant rights to advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the advancement of expenses of Directors and officers of the Corporation.

          Section 7.4. Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          Section 7.5. Non-Exclusivity of Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise.

          Section 7.6. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

          Section 7.7. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

          Section 7.8. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII or under the applicable provisions of law.

ARTICLE VIII

Miscellaneous

          Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by resolution of the Board of Directors.

          Section 8.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

          Section 8.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice.

          Section 8.4. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation’s Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

          Section 8.5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

          Section 8.6. Amendment of By-Laws. These By-Laws may be altered or repealed, and new By-Laws made, by the Board of Directors, but the stockholders may make additional By-Laws and may alter and repeal any By-Laws whether adopted by them or otherwise.